UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   May 5, 2008

JESUP & LAMONT, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-31292	59-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

                          Longwood, FL 32779

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective May 5, 2008, Jesup & Lamont, Inc. (“JLI”) elected Alan Weichselbaum as a Director. Mr. Weichselbaum is expected to serve on JLI’s audit committee, compensation committee and nominating committee.

Mr. Weichselbaum has held multiple senior positions in the asset management and financial services industries. Since March 2006 he has served as a founder and managing member of Gimmel Partners L.P., a limited partnership that invests in US equities with a concentration in the small cap and micro cap sectors. From February 2001 until December 2005 he was an analyst and asset manager at Fulcrum Global Partners. Before that Mr. Weichselbaum worked at Gerard Klauer Mattison, Arbor Partners, NatWest Securities, Phillip Morris Capital Corporation and Price Waterhouse. He holds an MBA and is a CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Jesup & Lamont, Inc.

Dated: May 9, 2008	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President